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                                                                    EXHIBIT 10.6

                 EXECUTIVE VARIABLE INCENTIVE COMPENSATION PLAN

1.       PURPOSE OF THE PLAN.

         The purpose of the Executive Variable Incentive Compensation Plan (the "Plan") is to maximize the efficiency and effectiveness of operations by providing significant incentive compensation opportunities to key executives. The Plan is intended to: (l) attract, retain and motivate key executives; (2) link compensation to performance; (3) shift part of future compensation expense from fixed to variable; and (4) reinforce the Company's objectives.

         The Plan is designed to provide significant incentive compensation opportunities and presumes a market competitive base salary program. Incentive Awards made under the Plan are in addition to Base Salary and Base Salary adjustments awarded to maintain market competitiveness. The Plan is designed to reflect, by variable compensation, the degree to which executives, individually or collectively, contributed to the realization of the significant short term objectives of Healthcare Realty Trust Incorporated (the "Company").

2.       DEFINITIONS; GENDER AND NUMBER.

         2.1      DEFINITIONS.

         Whenever used herein, the following terms shall have the respective meanings set forth below:

                  "BASE SALARY" means, with respect to each Participant for a Plan Year, the base rate of compensation paid to a Participant by the Company for the Plan Year and excludes all other forms of compensation such as benefits, pension contributions and other cash payments, but does not exclude employee or employer contributions which are based upon an employee's deferral of compensation, such as a non-qualified deferred compensation arrangement or a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986.

                  "BOARD" means the Board of Directors of the Company or the Executive Committee of the Board of Directors or any other committee thereof as designated by the Board.

                  "COMPANY" means Healthcare Realty Trust Incorporated.

                  "COMPANY PERFORMANCE INDEX" means the percentage, or portion thereof, determined by the Compensation Committee to measure the degree of performance that the Compensation Committee attributes to the Payout Percentage achieved.

                  "COMPENSATION COMMITTEE" means the Compensation Committee as designated by the Board, all of the members of which shall be "disinterested persons" (within the meaning of Rule 16b-3 promulgated by the United States Securities Exchange Commission ("Rule 16b-3").

                  "FUNDS FROM OPERATIONS (FFO)" means net income (computed in accordance with generally accepted accounting principles), after determination of the Incentive Award pursuant to the Plan, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization.

EXECUTIVE VARIABLE INCENTIVE COMPENSATION PLAN -- Page 1
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                  "FFO PER SHARE" means FFO for a Plan Year divided by the
weighted average number of shares of common stock of the Company outstanding during such Plan Year.

                  "INCENTIVE AWARD" is the additional cash compensation, expressed as a percentage of Base Salary, received by Participants in the Plan when targeted performance results are attained. A Participant's Incentive Award shall be calculated as provided in Paragraph 8 of this Plan.

                  "INDIVIDUAL PERFORMANCE INDEX" means, in the case of a Participant other than the President, the percentage determined by the President to measure the degree the Participant achieved such Participant's Individual Performance Objectives for the Plan Year; or in the case of the President, the percentage determined by the Compensation Committee to measure the degree the President achieved the President's Individual Performance Objectives for the Plan Year.

                  "INDIVIDUAL PERFORMANCE OBJECTIVES" means, in the case of Participants other than the President, the objective goals established by the President to be achieved by the respective Participant during the course of the Plan Year; or, in the case of the President, the objective goals established by the Compensation Committee to be achieved by the President during the course of the Plan Year.

                  "PARTICIPANT" means an executive of the Company who is eligible to participate in the Plan and who has been designated a Participant by the Compensation Committee.

                  "PAYOUT PERCENTAGE" means, for the applicable Plan Year, the Target Dividend Payment for such Plan Year divided by the FFO per Share for such Plan Year.

                  "PERFORMANCE PERCENTAGE" means the percentage of each Participant's portion of the total Incentive Award to be based upon performance of the Company or of the individual, as applicable.

                  "PLAN" means this Executive Variable Incentive Compensation Plan.

                  "RESPONSIBILITY FACTOR PERCENTAGE" is the assigned responsibility factor expressed as a percentage to represent a Participant's level of responsibility for Company performance.

                  "TARGET DIVIDEND PAYMENT" means the annual targeted dividend payment determined on a weighted average per share basis of the common stock outstanding for the applicable Plan Year as determined by the Compensation Committee upon adoption of the Plan.

                  "YEAR" or "PLAN YEAR" means the Company's fiscal year.

         2.2      GENDER AND NUMBER.

         Except when otherwise indicated by the context, words in the masculine gender shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

3.       ADMINISTRATION.

         The Plan is administered by the Compensation Committee. The Compensation Committee has the sole authority to: (1) add Participants, (2) approve the Performance Percentages for each Participant, (3) approve the Responsibility Factor Percentage for each Participant, (4) approve the Company Performance







EXECUTIVE VARIABLE INCENTIVE COMPENSATION PLAN -- Page 2
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Index, (5) approve the Target Dividends and (6) establish any rules or regulations relating to the Plan and to make any other determinations necessary to administer the Plan. All modifications or amendments to the Plan shall be approved by the Compensation Committee. All actions, determinations and decisions made by the Compensation Committee will be reviewed by the Board and, upon approval by the Board, will be final, conclusive and binding upon all parties concerned.

         Any action or recommendation by the Compensation Committee will be based on a majority of those members verbally expressing their vote at a meeting of the Compensation Committee, or in writing without a meeting. No Participant may participate in any way in any decisions affecting his personal Incentive Award. Individuals serving as Compensation Committee members or Board members will not be liable in any way to any Participant or his designated beneficiaries as a result of decisions rendered in the proper administration of this Plan.

4.       PARTICIPATION.

         Employees eligible to participate in this Plan are those executives who have a major impact on the overall operations of the Company. Upon adoption of the Plan, the initial Participants shall be designated by action of the Compensation Committee. The Compensation Committee may add Participants to the Plan at any time.

         Following adoption of the Plan, the Incentive Award calculation for Participants who have responsibility changes during the Plan Year or who enter or exit the Plan shall be modified to adjust for the time spent in each position of responsibility.

5.       RESPONSIBILITY FACTOR PERCENTAGE.

         Each Participant shall be assigned a Responsibility Factor Percentage which will be based on the Participant's level of responsibility and potential impact on corporate profitability. Assignments of Responsibility Factor Percentages shall be approved by the Compensation Committee. The Responsibility Factor Percentage for each of the Participants as of the Plan Year of adoption of this Plan shall be designated by action of the Compensation Committee.

         Additional Participants in the Plan shall be approved by the Compensation Committee prior to the beginning of the Plan Year during which they are to become a Participant and will be added to the Plan, together with their respective Responsibility Factor Percentage and Performance Percentages, by action of the Compensation Committee.

         Following adoption of the Plan, if a Participant changes positions during the Plan Year such that the Participant's Responsibility Factor Percentage changes, the calculation of the Incentive Award shall be prorated to reflect the time served in each position.

6.       PERFORMANCE PERCENTAGE.

         Each Participant shall be assigned Performance Percentages which shall determine the portion of his Incentive Award which shall be derived from Company performance and individual performance. The assignments of the Performance Percentages to the Participants as of the Plan Year of adoption shall be designated by action of the Compensation Committee.






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         The Company Performance Index shall be determined by the Compensation
Committee, and shall correspond to a Payout Percentage also determined by the Compensation Committee.

         The President shall have the responsibility of establishing the Individual Performance Objectives of individual Participants, other than the President. The Compensation Committee shall have the responsibility of establishing the Individual Performance Objectives of the President. All Individual Performance Objectives will be reviewed for approval by the Compensation Committee and communicated to the Participants in order to allow them sufficient time to focus on these objectives. The President shall have the responsibility of determining the Individual Performance Index for a Participant, other than the President, for a Plan Year. The Compensation Committee shall have the responsibility of determining the Individual Performance Index for the President for a Plan Year.

7.       ADJUSTMENTS.

         In the event that the FFO of the Plan Year in which the Company has successfully completed an offering of its common stock for cash consideration is negatively affected, the effect to the FFO shall be considered as a basis for increasing the Company Performance Index applicable for such Plan Year.

         The Compensation Committee shall have the discretion to increase the Incentive Awards to Participants with respect to the Plan Year and/or the succeeding Plan Years in the event that the Company exceeds the maximum amount as determined by the Compensation Committee or the Company successfully concludes an extraordinary transaction that, in the opinion of the Compensation Committee, is of significant value to the Company.

8.       CALCULATION OF INCENTIVE AWARD.

         The Incentive Award for a Participant for a Plan Year shall be (A) the sum of (i) the Company Performance Index multiplied by the Company portion of the Participant's Performance Percentage, and (ii) the Individual Performance Index multiplied by the individual portion of the Participant's Performance Percentage; multiplied by (B) the product of (i) the Participant's Responsibility Factor Percentage and (ii) the Participant's Base Salary.

9.       PAYMENT OF INCENTIVE AWARD.

         Incentive Awards shall be payable in cash as soon as practicable after the end of the Plan Year, following verification of the mathematical accuracy of the calculation of all Incentive Awards by the Company's external auditor and approval of the Compensation Committee.

         The Company shall not be liable for payment of interest upon any Incentive Award.







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10.      TERMINATION OF EMPLOYMENT

         Participants who terminate employment voluntarily or are terminated for cause in accordance with the terms of their respective employment agreements shall forfeit their Incentive Awards for the entire Plan Year of termination. All other Participants who terminate during a Plan Year shall have their participation in Incentive Awards for the Plan Year of termination determined by multiplying (i) the amount of Incentive Award such Participant would have received had such Participant been employed by the Company for the entire Plan Year, by (ii) a fraction with a numerator equal to the number of days the Participant was employed during the Plan Year and a denominator of 365.

11.      MISCELLANEOUS PROVISIONS.

         11.1 NO TRANSFERS. No Incentive Awards payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such attempted action shall be void and no such Incentive Award shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participants. If any Participant shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any Incentive Award payable under the Plan, then the Compensation Committee in its discretion may hold or apply such benefit or any part thereof to or for the benefit of such Participant or his beneficiary, spouse, children, blood relatives, or other dependents, or any of them, in such manner and in such proportions as the Compensation Committee may in its sole discretion consider proper.

         11.2 EMPLOYMENT CONTRACTS. The Plan is not a contract of employment. Accordingly, neither the establishment of the Plan nor the awarding of any Incentive Awards under the Plan shall interfere with or limit, in any way, the rights of a Participant and the Company pursuant to written contracts of employment or the rights of the Company to terminate any Participant's employment, nor confer upon any Participant any right to continue in the employ of the Company, except as set forth in written contracts of employment between the Company and the Participant.

         11.3 AMENDMENTS. The Compensation Committee may from time to time amend or modify the Plan, provided that no such action shall adversely affect Incentive Awards previously established in accordance with the Plan.

         11.4 TAX WITHHOLDING. Payments under the Plan shall be subject to applicable federal, state, and local tax withholding requirements.

         11.5 FUNDING. The Plan shall be unfunded. The Company shall not be required to segregate any assets to pay Incentive Awards. The liability of the Company to pay any Participant with respect to Incentive Awards shall be based solely upon the written provisions of the Plan; no such obligation shall be deemed to be secured by any pledge or encumbrance on any property of the Company.






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         IN WITNESS WHEREOF, the Company has caused the Plan to be executed in its name and behalf on this 1st day of November, 1999 by its officers thereunto duly authorized.

                                        HEALTHCARE REALTY TRUST
                                        INCORPORATED

                                        By: _______/S/_________________________
                                        Name: David R. Emery
                                        Title:  President and Chairman










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                                   EXHIBIT "A"

                       ANNUAL INCENTIVE AWARD CALCULATION

         The Incentive Award for a Participant for a Plan Year shall be (A) the sum of (i) the Company Performance Index multiplied by the Company portion of the Participant's Performance Percentage, and (ii) the Individual Performance Index multiplied by the individual portion of the Participant's Performance Percentage; multiplied by (B) the product of (i) the Participant's Responsibility Factor Percentage and (ii) the Participant's Base Salary.

STEP 1            PERFORMANCE %
------            -------------

Add the award percentages determined by evaluating Company and Individual Performance

(Company Performance Index X Company portion of the Participant's Performance %) + (Individual Performance Index X individual portion of the Participant's Performance %) = Award % (expressed as a decimal fraction)

STEP 2            RESPONSIBILITY FACTOR
------            ---------------------
Multiply the Award % (expressed as a decimal fraction) times the Participant's Responsibility Factor Percentage (expressed as a decimal fraction) times the Participant's Base Salary to calculate the Participant's Incentive Award.

       Award % X Responsibility Factor % X Base Salary = Incentive Award


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                                   EXHIBIT "B"

           PAYOUT PERCENTAGE
           REQUIRED TO PAY                             COMPANY PERFORMANCE INDEX
           TARGET DIVIDEND

--------------------------------------------------------------------------------

                  95%                                              10%
                  94%                                              20%
                  93%                                              30%
                  92%                                              40%
                  91%                                              50%
                  90%                                              60%
                  89%                                              70%
                  88%                                              80%
                  87%                                              90%
                  86%                                              100%
                  85%                                              110%
                  84%                                              120%
                  83%                                              130%
                  82%                                              140%
                  81%                                              150%
                  80%                                              160%
                  <80%                                             170%

Payout Percentages for other than whole integers shall be prorated with the corresponding Company Performance Index. For Example, a Payout Percentage of 94.5% shall equate to a Company Performance Index of 15%.


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                                TARGET DIVIDENDS
                                ----------------

PLAN YEAR                                   TARGET DIVIDEND
---------                                   ---------------
1994                                        1.7700
1995                                        1.8525
1996                                        1.9400
1997                                        2.0275
1998                                        2.1275
1999                                        2.2275
2000                                        2.3350
2001                                        2.4445
2002                                        2.5650
2003                                        2.6850


                       PARTICIPANT PERFORMANCE PERCENTAGES
                       -----------------------------------

PARTICIPANTS              COMPANY          INDIVIDUAL        RESPONSIBILITY FACTOR
------------              -------          ----------        ---------------------
David R. Emery            80%              20%               100%

Roger O. West             80%              20%               100%

Timothy G. Wallace        80%              20%               100%